INDEX                                                                EXHIBIT 6
 TO
 FINANCIAL STATEMENTS


 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Consolidated Statement of Income for the Twelve Months Ended
   June 30, 1997

 Consolidated Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Statement of Income for the Twelve Months Ended June 30, 1997


 WEST TEXAS UTILITIES COMPANY

 Balance Sheets - Per Books and Pro Forma as of June 30, 1997

 Statement of Income for the Twelve Months Ended June 30, 1997

 Statement of Retained Earnings for the Twelve Months Ended
   June 30, 1997


 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS

 STATEMENT OF CHANGES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                  $5,800               $5,800
     Transmission                                 1,553                1,553
     Distribution                                 4,321                4,321
     General                                      1,369                1,369
     Construction work in progress                  185                  185
     Nuclear fuel                                   193                  193
   Other Diversified                                171                  171
                                             --------------------------------
                                                 13,592               13,592
   Less - Accumulated depreciation                5,050                5,050
                                             --------------------------------
                                                  8,542                8,542
                                             --------------------------------
 CURRENT ASSETS
   Cash and temporary cash investments              268                  268
   Accounts receivable                            1,004                1,004
   Materials and supplies, at average cost          181                  181
   Electric fuel inventory                           83                   83
   Under-recovered fuel costs                        59                   59
   Prepayments and other                             86                   86
                                             --------------------------------
                                                  1,681                1,681
                                             --------------------------------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             506                  506
   Mirror CWIP asset - net                          292                  292
   Other non-utility investments                    343                  343
   Income tax related regulatory assets, net        236                  236
   Goodwill                                       1,463                1,463
   Other                                            360                  360
                                             --------------------------------
                                                  3,200                3,200
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
     Paid-in capital                              1,039                1,039
     Retained earnings                            1,887                1,887
     Foreign currency translation and other          38                   38
                                             --------------------------------
     Total Common Stock Equity                    3,707                3,707
                                             --------------------------------

   Preferred stock
     Not subject to mandatory redemption            176                  176
     Subject to mandatory redemption                 28                   28
   Subsidiary obligated, mandatorily redeemable,
     trust preferred securities                     324                  324
   Long-term debt                                 3,979                3,979
                                             --------------------------------
     Total Capitalization                         8,214                8,214
                                             --------------------------------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                       204                  204
   Short-term debt                                  400                  400
   Short-term debt - CSW Credit                     708                  708
    Loan Notes                                       67                   67
   Accounts payable                                 494                  494
   Accrued taxes                                    245                  245
   Accrued interest                                 102                  102
   Other                                            249                  249
                                             --------------------------------
                                                  2,469                2,469
                                             --------------------------------
 DEFERRED CREDITS
   Accumulated deferred income taxes              2,244                2,244
   Investment tax credits                           284                  284
   Other                                            212                  212
                                             --------------------------------
                                                  2,740                2,740
                                             --------------------------------

                                                $13,423        $0    $13,423
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 OPERATING REVENUES                              $5,135
                                             -----------

 OPERATING EXPENSES AND TAXES
   U.S. Electric fuel and purchased power         1,215
   United Kingdom Cost of Sales                   1,295
   Operating and maintenance                      1,064
   Depreciation and amortization                    468
   Taxes, other than income                         183
   Income taxes                                     178
                                             -----------

                                                  4,403
                                             -----------

 OPERATING INCOME                                   732
                                             -----------

 OTHER INCOME AND DEDUCTIONS                         34
                                             -----------

 INCOME BEFORE INTEREST CHARGES                     766
                                             -----------

 INTEREST AND OTHER CHARGES
   Interest on long-term debt                       332
   Distributions on trust preferred securities        4
   Interest on short-term debt and other             75
                                             -----------

                                                    411
                                             -----------


 INCOME FROM CONTINUING OPERATIONS                  355
                                             -----------

 DISCONTINUED OPERATIONS
   Gain on the sale of discontinued
     operations, net of tax of $0.3                   8
                                             -----------

 NET INCOME                                         363
   Less: preferred stock dividends                   16
   Gain on reacquired preferred stock                10
                                             -----------

 NET INCOME FOR COMMON STOCK                       $357
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT JUNE 30, 1996              $1,897

 Add: Net income for common stock                   357
                                             -----------

                                                  2,254
                                             -----------

 Deduct: Common stock dividends                     367
         Retained earnings adjustment                 0
                                             -----------

 RETAINED EARNINGS AT JUNE 30, 1997              $1,887
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                         $1                   $1
   Less - Accumulated depreciation                   (1)                  (1)
                                             --------------------------------

 NET PLANT                                            0                    0

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            4,044                4,044
                                             --------------------------------


 CURRENT ASSETS
   Cash and temporary cash investments               15                   15
   Accounts and interest receivable - Affiliated    106                  106
   Prepayments and other                              4                    4
                                             --------------------------------

                                                    125                  125
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                   14                   14
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================


 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 212,200,000 shares     $743                 $743
   Paid-in capital                                1,039                1,039
   Retained earnings                              1,887                1,887
   Foreign currency translation and other             3                    3
                                             --------------------------------

      Total Common Stock Equity                   3,672                3,672
                                             --------------------------------


   Long-term debt                                     0                    0
                                             --------------------------------

     Total Capitalization                         3,672                3,672
                                             --------------------------------


 CURRENT LIABILITIES
   Short-term debt                                  400                  400
   Accounts payable and other                       123                  123
                                             --------------------------------

                                                    523                  523
                                             --------------------------------

 DEFERRED CREDITS                                   (12)                 (12)
                                             --------------------------------

                                                 $4,183        $0     $4,183
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                         $121
     Public Service Company of Oklahoma                        69
     Southwestern Electric Power Company                       86
     West Texas Utilities Company                              25
     SEEBOARD U.S.A.                                          103
     CSW Credit, Inc.                                           8
     CSW Energy, Inc.                                           6
     CSW Leasing, Inc.                                          1
     CSW International, Inc.                                   (1)
     CSW Communications, Inc.                                  (6)
     Enershop Inc.                                             (2)
     Central and South West Services, Inc.                      0
   Other Income                                                20
                                                        ----------

                                                             $430
                                                        ----------

 EXPENSES AND TAXES

    General and administrative expenses                        60
    Depreciation and amortization expense                       1
    Interest expense                                           42
    Taxes, other than income                                    2
    Federal income taxes                                      (24)
                                                        ----------

                                                               81
                                                        ----------

 DISCONTINUED OPERATIONS
    Gain on sale of discontinued operations, net of
      tax of $0.3                                               8
                                                        ----------


 NET INCOME                                                  $357
                                                        ==========

 WEST TEXAS UTILITIES COMPANY

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
   Production                                      $417                 $417
   Transmission                                     206                  206
   Distribution                                     355                  355
   General                                          101                  101
   Construction work in progress                     16                   16
                                             --------------------------------

                                                  1,095                1,095
   Less - Accumulated depreciation                  426                  426
                                             --------------------------------

                                                    669                  669
                                             --------------------------------

 CURRENT ASSETS
   Cash and temporary cash investments                1                    1
   Accounts receivable                               33                   33
   Materials and supplies, at average cost           16                   16
   Fuel inventory, at average cost                    8                    8
   Coal inventory, at LIFO cost                       7                    7
   Under-recovered fuel costs                        14                   14
   Prepayments and other                              1                    1
                                             --------------------------------

                                                     80                   80
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS
   Deferred Oklaunion costs                          21                   21
    Regulatory assets                                10                   10
   Other                                             41                   41
                                             --------------------------------

                                                     72                   72
                                             --------------------------------

                                                   $821        $0       $821
                                             ================================

 WEST TEXAS UTILITIES COMPANY

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF JUNE 30, 1997
 UNAUDITED
 (Millions)


                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common stock, $25 par value;
    authorized 7,800,000 shares;
    issued and outstanding 5,488,560 shares        $137                 $137
   Paid-in capital                                    2                    2
   Retained earnings                                124                  124
                                             --------------------------------

     Total common stock equity                      263                  263

   Preferred stock
    Not subject to mandatory redemption               3                    3
   Long-term debt                                   277                  277
                                             --------------------------------

     Total capitalization                           543                  543
                                             --------------------------------

 CURRENT LIABILITIES

   Advances from affiliates                          26                   26
   Payables to affiliates                            32                   32
   Accounts payable                                   8                    8
   Accrued taxes                                      9                    9
   Accrued interest                                   5                    5
   Accumulated deferred income taxes                  2                    2
   Other                                              2                    2
                                             --------------------------------

                                                     84                   84
                                             --------------------------------

 DEFERRED CREDITS
   Accumulated deferred income taxes                145                  145
   Investment tax credits                            29                   29
   Investment tax related regulatory
     liabilities, net                                16                   16
   Other                                              4                    4
                                             --------------------------------

                                                    194                  194
                                             --------------------------------

                                                   $821        $0       $821
                                             ================================

 WEST TEXAS UTILITIES COMPANY

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)



 ELECTRIC OPERATING REVENUE                        $379
                                             -----------


 OPERATING EXPENSES AND TAXES
   Fuel                                             124
   Purchased power                                   38
   Other Operating                                   76
   Maintenance                                       14
   Depreciation and amortization                     41
   Taxes, other than income                          24
   Income taxes                                      14
                                             -----------

                                                    331
                                             -----------

 OPERATING INCOME                                    48
                                             -----------

 OTHER INCOME AND DEDUCTIONS                          1
                                             -----------


 INCOME BEFORE INTEREST CHARGES                      49
                                             -----------

 INTEREST CHARGES
   Interest on long-term debt                        21
   Interest on short-term debt and other              4
                                             -----------

                                                     25
                                             -----------

 NET INCOME                                          24

    Less: preferred stock dividends                  --
    Gain on reacquisition of preferred stock          1
                                             -----------

 NET INCOME FOR COMMON STOCK                        $25
                                             ===========

 WEST TEXAS UTILITIES COMPANY

 STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS JUNE 30, 1997
 UNAUDITED
 (Millions)





 RETAINED EARNINGS AT JUNE 30, 1996                $116
 Add: Net income (loss) for common stock             25
                                             -----------

                                                    141
 Deduct: Common stock dividends                      17
                                             -----------

 RETAINED EARNINGS AT JUNE 30, 1997                $124
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 JUNE 30, 1997
 UNAUDITED
 (Millions)
                                                           DR         CR
                                                        ---------------------

Note: None of the applicants have pro forma adjustments related to this request.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to June 30, 1997, other than in the ordinary course of business.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



      The notes to consolidated financial statements included in Central and South West Corporation's 1996 Combined Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                          Page
                                                        Reference

 1996 Combined Annual Report on Form 10-K         pages 2-39 through 2-71